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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our reports dated August 23, 2002, relating to the financial statements and financial highlights appearing in the June 30, 2002 Annual Reports to Shareholders of each of the funds of the PIMCO Funds: Multi-Manager Series. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus/Proxy Statement and under the heading "Financial Statements -- Incorporation by Reference" in the Statement of Additional Information. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in the PIMCO Funds: Multi-Manager Series Statement of Additional Information, which is incorporated by reference in the Registration Statement.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
June 18, 2003